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                                                                    Exhibit 10.2

                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT is made and entered into effective May 31, 2001 (the "Effective Date"), by and between:

         Famous Dave's Ribs-U, Inc., a Minnesota corporation (the "Member");

                                       and

         FUMUME, LLC, a Delaware limited liability company that shall become a party hereto as and when it is formed under the laws of the State of Delaware (the "Company').

                                  INTRODUCTION

A. The Member is willing to contribute to the Company's subsidiary FUMUME II, LLC a lease for Chicago Facility (as defined herein);

B. The Member is willing to contribute to the Company cash in the amount of $825,507;

C. The Member is willing to contribute to the Company its obligations under a service mark license agreement, as described below;

D. The Member and the Company wish to set forth herein their mutual understanding regarding the capital contribution described above.

         NOW, THEREFORE, in consideration of the foregoing premises, which are hereby made a part of this Agreement, and of the mutual covenants and agreements set forth below, the parties agree as follows:

                                    AGREEMENT

         1. Contributions to the Company's Capital. Subject to the conditions set forth in Section 3, the Member agrees to contribute to the capital of the Company (the "Capital Contribution") the following:

         a. an Assignment and Assumption of Lease and Landlord Consent (the "Assignment"), substantially in the form attached hereto AS EXHIBIT A and hereby made a part of this Agreement, under which Assignment the Member shall assign to the FUMUME II, LLC, a wholly owned subsidiary of the Company, the rights to lease that certain facility located at 739-743 North Clark Street, Chicago, Illinois, as described within the Assignment (the "Chicago Facility"); and all necessary consents related to the Assignment;
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         b.       cash in the amount of $825,507 pursuant to the schedule
                  attached hereto as EXHIBIT B;

         c. any and all obligations of the Member under the service mark license agreement, substantially in the form attached hereto as EXHIBIT C (the "License Agreement"), under which the Member agrees to allow the Company to use, on a non-exclusive basis, the Member's food items and sauces as set forth in the License Agreement; and

         2. Membership Interest. In consideration of this Contribution Agreement, and upon the Member's execution and delivery of the Company's limited liability company agreement in the form attached hereto as EXHIBIT D (the "Operating Agreement"), the Company shall record in its records that the Member is entitled to FORTY THOUSAND (40,000) Units of Membership Interest described in the Schedule of Members attached to the Operating Agreement as Schedule A (the "Schedule of Members").

         3. Formation of the Company and Other Conditions. The Member's obligation to make the Capital Contribution under Section 1 shall be subject to satisfaction of the following conditions:

                  a. the Certificate of Formation in the form attached hereto as EXHIBIT E shall have been filed under the laws of the State of Delaware;


                  b. Contribution Agreements in the form attached hereto as EXHIBIT F, providing for the capital contributions set forth in the Schedule of Members, shall have been executed and delivered by the Company and all of the other prospective members of the Company named in that Schedule; and

                  c. each of the other prospective members of the Company named in the Schedule of Members shall have executed and delivered the Operating Agreement.

         4. Company Name. The name of the Company shall be "FUMUME, LLC" or such other name as may be agreed upon by the Members.

         5. Company Purposes. The Company shall be organized and operated for the purposes set forth in Article 4 of the Operating Agreement. All monetary amounts specified by this Agreement shall be payable in U.S. dollars.

         6. Termination. Neither the Company nor the Member may terminate this Agreement without the written consent of the other party.

         7. Member Representations. The Member represents and warrants that: (a) the execution, delivery, and performance of this Agreement by the Member does not conflict with any other agreement, law, or regulation binding upon the Member; (b) this Agreement is a valid and binding agreement of the Member enforceable in accordance with its terms; and (c) no third party has any right, interest, or valid claim against the Member or the Company for any compensation as

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a finder or broker, or in any similar capacity, in connection with the transactions contemplated by this Agreement by reason of any action by the Member. The Member shall indemnify and hold the Company harmless against any and all liability with respect to any breach of any of the foregoing representations or warranties by the Member.

         8. Confidential Information. The Member agrees that the Member will not disclose to any unauthorized persons, use for the Member's own account except in connection with the joint venture contemplated by the Operating Agreement (the "Project"), or use for the benefit of any third party any confidential information relating to the Project or the Company that the Member obtains pursuant to this Agreement, the Operating Agreement, or any documents or agreements related thereto. The parties acknowledge that all information developed pursuant to this Agreement is the property of the Company or, prior to the formation of the Company, the party that developed such information. In the event of a termination of this Agreement, but continuation of the Company, the Member shall turn over to the Company all memoranda, plans, reports, and other documentation (and copies thereof) relating to the Project that the Member may then possess or have under the Member's control. The covenants made in this Section shall be construed as an agreement independent of any other provision of this Agreement, and shall survive the termination of this Agreement.

         9. Governing Law: Venue. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without regard to its law concerning conflicts of law. Any judicial proceeding for the breach of or enforcement at law or equity of this Agreement or any provision hereof shall be instituted only in a federal or state court of competent jurisdiction in the city of Minneapolis and State of Minnesota, and each party consents to the jurisdiction of such court, and waives the right to challenge the jurisdiction of such court on grounds of lack of personal jurisdiction or to seek a change of venue.

         10. Assignment. Except as expressly provided herein, no party hereto may assign, pledge or transfer this Agreement or any interest herein without the prior written consent of the other party.

         11. Binding Effect. This Agreement inures to the benefit of, and shall be binding upon, the parties and their respective successors and assigns permitted under the terms of the Operating Agreement.

         12. Amendment and Waiver. No amendment or waiver of any provision of this Agreement is valid unless it is in writing and signed by the person against whom it is charged.

         13. Notice: Agent for Service. Any notice required or permitted to be given hereunder or pursuant hereto must be in writing addressed to the person at the address specified in the operating Agreement, or at an address changed in the manner set forth therein, and shall be effective when received by the other party.

         14. Entire Agreement. This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties with respect to the subject matter hereof.


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         15. No Equitable Relief. In the event of a breach hereof, the non-breaching party shall not be entitled to any equitable remedies under this Agreement or applicable law.

         16. Investment Interest. The Member agrees that the Member's Capital Contribution to the Company shall be for investment purposes only and not for resale. The Member represents that the Member has the sophistication to evaluate the risks and merits of the purchase of the Company interests summarized herein. The Member represents that the Member is an "Accredited Investor" under federal securities laws.

         17. Designation of Power of Attorney. Pursuant to Section 18.16 of the Operating Agreement, the undersigned does hereby irrevocably and coupled with an interest appoint the Chief Executive Officer of the Company or his duly appointed designee to act as my lawful attorney-in-fact with full power of substitution, for me and in my name, place, and stead for my use and benefit to sign, acknowledge, file, and record the Operating Agreement, and any and all instruments, documents, and agreements as detailed more fully in Section 18.16 of the Operating Agreement.

                            INTENTIONALLY LEFT BLANK


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         IN WITNESS WHEREOF, the Member has executed this Agreement effective as of the Effective Date, and the Company shall have executed this Agreement upon its formation and, by so doing, accepted the Capital Contribution that the Member promises to make hereunder upon written action by the board of directors of the Company.

                                            FAMOUS DAVE'S RIBS-U, INC.
                                            a Minnesota  corporation


                                            By: /s/ Martin O'Dowd
                                                --------------------------------
                                            Name: Martin O'Dowd
                                                  ------------------------------
                                            Title: Pres/CEO
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                    Address:
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                    Tax ID No.:
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                                   ACCEPTANCE

         This Contribution Agreement and the Capital Contribution described herein are accepted by FUMUME, LLC, as a capital contribution under the Delaware Limited Liability Company Act, as of the Effective Date, pursuant to the authorization of its Board.

                                        FUMUME, LLC
                                        a Delaware limited liability company
                                        Lifestyle Ventures, LLC, Member




                                        By: /s/ Andrew Revella
                                            --------------------------------
                                        Name: Andrew Revella
                                              ------------------------------
                                        Title: President and Chief Manager
                                               -----------------------------



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